UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2003

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)
Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY 10022		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 355-4141

Item 7. Financial Statements and Exhibits

(c) Exhibits.
Exhibit No.	Description of Document

99.1	Press Release of Registrant, dated February 13, 2003, announcing one for three reverse stock split.

Item 9. Regulation FD Disclosure.

On February 13, 2003, American Independence Corp. issued a press release announcing a one for three reverse stock split. The press release is furnished herewith as an exhibit and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.
/s/ Teresa A. Herbert Teresa A. Herbert Vice President and Chief Financial Officer	Date:	February 13, 2003

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.                                                          CONTACT: DAVID T. KETTIG

485 MADISON AVENUE                                                                                                                                                       (212) 355-4141 Ext. 3047

NEW YORK, NEW YORK 10022                                                                                                                   www.americanindependencecorp.com

NASDAQ - AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES A ONE-FOR-THREE REVERSE STOCK SPLIT TO COMPLY WITH NASDAQ LISTING REQUIREMENTS

New York, New York, February 13, 2003. American Independence Corp. (NASDAQ: AMIC) today announced that its stockholders authorized a one-for-three reverse stock split at a special meeting of the stockholders held today. The reverse split is effective as of the close of business today.

The purpose of the reverse stock split is to have AMIC's common stock trade above $5.00 in compliance with Nasdaq initial listing requirements. Although currently listed on the Nasdaq National Market, AMIC is being treated as an initial listing because of the discontinuation of its prior business and acquisition of its current insurance operations.

AMIC is a holding company engaged principally in the insurance and reinsurance business through Independence American Insurance Company and its employer medical stop-loss and managed care managing general underwriters.

Some of the statements included herein may be considered to be forward looking statements which are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in AMIC's filings with the Securities and Exchange Commission.